Exhibit 3.49

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:25 PM 05/01/2012
FILED 01:22 PM 05/01/2012
SRV 120494453 - 5147792 FILE

CERTIFICATE OF FORMATION

OF

WILLIAMS INTERACTIVE LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company (hereinafter called the “company”), under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

1.              The name of the limited liability company is

Williams Interactive LLC

2.              The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent.

Executed on May 1, 2012.

/s/ Steven P. Macaluso
Authorized Person

Name:	Steven P. Macaluso
Title:	General Counsel and Secretary

Delaware Limited Liability Certificate of Formation 5/05 - 1